Exhibit 2.1

Wyoming Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
Ed Murray, WY Secretary of State
FILED: Dec 3 2017 7:53PM
Original ID: 2017-000778762

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
Purio Inc.

II. The name and physical address of the registered agent of the corporation is:
Registered Agents Inc.
30 N Gould St Ste R
Sheridan, WY 82801

III. The mailing address of the corporation is:
30 N. Gould St. STE R
Sheridan, WY 82801

IV. The principal office address of the corporation is:
1320 Park Central Blvd.
Suite 200
Fredericksburg, VA 22401

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	49,880,000,000	Common Par Value:	$0.0000
Number of Preferred Shares:	120,000,051	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
Small Cap Compliance, LLC
PO Box 26496, Scottsdale, AZ 85255

Signature: *Rhonda Keaveney* Date: **12/03/2017**

Print Name: **Rhonda Keaveney**

Title: **Custodian**

Email: **rhonda@smallcapcompliance.com**

Daytime Phone #: **(602) 793-8058**

Page 1 of 4

Secretary of State Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 [Z] I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge. 0 I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17 - 16 - 101 through 17 - 16 - 1804) and Registered Offices and Agents Act (W.S. 17 - 28 - 101 through 17 - 28 - 111). [Z] I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State. IZl I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing. [Z] I have conducted the appropriate name searches to ensure compliance with W.S. 17 - 16 - 401. [Z] I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Small Cap Compliance, LLC Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6 - 5 - 308. W.S. 6 - 5 - 308. Penalty for filing false document. (a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2 , 000 . 00), or both, if he files with the secretary of state and willfully or knowingly: (i) Falsifies, conceals or covers up by any trick, scheme or device a material fact; (ii) Makes any materially false, fictitious or fraudulent statement or representation; or (iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry. [Z] I acknowledge having read W.S. 6 - 5 - 308. Filer is: D An Individual 0 An Organization The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator or organizer. The following individual is signing on behalf of all Organizers or lncorporators. Filer Information: By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation. Page 2 of 4 Signature: Print Name: Title: Email: Daytime Phone #: Rhonda Keaveney Rhonda Keaveney Custodian rhonda@smallcapcompliance.com (602) 793 - 8058 Date: 12/03/2017

Secretary of State Page 3 of 4 Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 Consent to Appointment by Registered Agent Registered Agents Inc., whose registered office is located at 30 N Gould St Ste R, Sheridan, WY 82801, voluntarily consented to serve as the registered agent for Purio Inc. and has certified they are in compliance with the requirements of W.S. 17 - 28 - 101 through W.S. 17 - 28 - 111. I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity. Signature: Rhonda Keaveney Rhonda Keaveney Print Name: Title: Custodian Email: rhonda@smallcapcompliance.com Daytime Phone#: (602) 793 - 8058 Date: 12/03/2017

STATE OF WYOMING Office of the Secretary of State Page 4 of 4 I, ED MURRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION Purio Inc. I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 3rd day of December, 2017 at 7:53 PM. Remainder intentionally left blank. Filed Date: 12/03/2017 Filed Online By: Rhonda Keaveney on 12/03/2017

Ed Murray Wyoming Secretary of State . � · . ·.. •• . ·. 2020 Carey Avenue, Suite 700 · . Cheyenne, WY 82002 - 0020 Ed Murray, WY Secretary of State Ph. 307.777.7311 Fl �� D: 1 2106/2017 01:42 PM . Fax 307.777.5339 Ongmal ID: 2011 - aoon 8762 Email: Business@wyo.gov = t = :: - _ - _ - _ - _= =" � e nd � '!' - • � � _ 2 � 17 - 002198476 Profit Corporation Articles of Amendment 1. Corporation name: IPurio Inc., filing ID 2017 - 000778762 2. Arti . cle number(s) 1 . 1 1 and V I is.amended as follows: Article II sets for the provisions and designations for Series Preferred D class of stock. Article V names the officer and director. 3 . If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . 4. The amendment was adopted onl ._ 1 _ 1 _ 13 _0_ 1 _ 2 _0_1_7 . P - Amendment - Revised October 2015 (Date - mm!ddlyyyy) Received . llC - 5 Ŷ 7 S � dState Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]
(May be executed by Chairman of Board, President or another of its officers.)

Date: 12/04/2017
(mm/dd/yyyy)

Print Name: Rhonda Keaveney

Title: Custodian

Contact Person: Rhonda Keaveney

Daytime Phone Number: 602 793 8058

Email: rhonda@smallcapcompliance.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

P-Amendment – Revised October 2015

..... ARTICLES OF INCORPORATION OF PURIO,INC. ARTICLE I The name of this corporation is: PURIO,INC. ARTICLE II The aggregate number of shares this corporation is authorized to issue is 50,000,000,051 (fifty billion fifty - one), allocated as follows among these classes and series of stock: Common Stock Class, par value $0.00000001 per share - 49,880,000,000 shares authorized. Preferred Stock Class, Series A, par value $0.00000001 per share - 10,000,000 shares authorized Preferred Stock Class, Series B, par value $0.00000001 per share - 90,000,000 shares authorized Preferred Stock Class, Series C, par value $0.00000001 per share - 20,000,000 shares authorized Preferred Stock Class, Series D, par value $0.00000001 per share - 51 shares authorized The participating rights, relative rights, optional or other special rights, powers, designations, preferences, issuance rules, limitations, restrictions and qualifications for each of the five classes of stock, as well as the authorized amounts for each, shall be determined, where actively or passively allowed by state and/or federal law, by the Bylaws, as amended, as approved by a majority of the duly - elected Directors of this corporation. ARTICLE III The street address of this corporation's initial registered office, and the name of its initial registered agent at that office, is : Registered Agents, Inc . 30 N Gould St . , Suite R Sheridan, WY 82801 ARTICLE IV The name and address of this corporation's incorporator is : Small Cap Compliance, LLC P.O. Box 26496 Scottsdale, AZ 85255

r ,.. ARTICLEV The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the Bylaws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The Board of Directors shall be one (1) in number and the name and post office address of the Director is: Spencer Bryan Payne 1320 Central Park Blvd., Suite 200 Fredericksburg, VA 22401 ARTICLE VI The liability of any director to this corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, is eliminated, except liability for: (A) The amount of financial benefit received by a director to which he is not entitled; (B) An intentional infliction of harm on the corporation or shareholders; (C) A violation ofW.S 17 - 16 - 833; or (D) An intentional violation of criminal law. ARTICLE VII Indemnification of any director for liability (as defined in W.S. 17 - 16 - 850(a)(iii)) to any person for any action taken, or failure to take any action, as director, is obligatory, except liability for: (A) Receipt of a financial benefit to which he is not entitled; (B) An intentional infliction of harm on the corporation or shareholders; (C) A violationofW.S 17 - 16 - 833; or (D) An intentional violation of criminal law. ARTICLE VIII The corporation is to have perpetual existence ARTICLE IX The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by the statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. ARTICLEX Pursuant to W.S. 17 - 16 - 801, the Board of Directors has the complete authority to make, amend, alter or repeal the Bylaws of the corporation.

.. .. ...... Executed this 30th day of November 2017, by the Board ofDir � ctors of the corporation. Rhonda Keaveney Small Cap Compliance, LLC Custodian

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS 0F SERIES D SUPER VOTING PREFERRED STOCK, $0.0001 PAR VALUE PER SHARE Purio, Inc., a Corporation Incorporated under the laws of the State of Wyoming (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board") on November 30, 2017, in accordance with the provisions of its Articles of Incorporation (as may be amended and restated through the date hereof, the "Certificate oflncorporation") and Bylaws. The authorized series of the Corporation's previously - authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows: RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and Bylaws of the Corporation, each as amended or amended and restated through the date hereof, the Board hereby authorizes a series of the Corporation's previously authorized preferred stock (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows: Accordingly, "Article II" of the Articles of incorporation of the Company is hereby amended to include the following: SERIES D PREFERRED STOCK I.DESIGNATION AND AMOUNT; DIVIDENDS A. Designation. The designation of said series of preferred stock shall be Series D Super Voting Preferred Stock, $0.00000001 par value per share (the "Series D Super Voting Preferred Stock"). B. Number of Shares. The number of shares of Series D Super Voting Preferred Stock authorized shall be fifty - one (51) shares. Each share of Series D Super Voting Preferred Stock shall have a stated value equal to $0.00000001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series D Stated Value"). C. Dividends. Initially, there will be no dividends due or payable on the Series D Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed. 2. LIQUIDATION AND REDEMPTION RIGHTS Upon the occurrence of a Liquidation Event (as defined below), the holders of Series D Super Voting Preferred Stock are entitled to receive net assets on a pro - rata basis. Each holder of Series D Super Voting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, "Liquidation Event" means (i) the liquidation, dissolution or winding - up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series A Super Voting Preferred Stock receive securities of the surviving Corporation having substantially similar rights as the Series A Super Voting Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Corporation immediately thereafter (the "Permitted Merger"), unless the holders of the shares of Series D Super Voting Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any 1 material part of, the Corporation's assets, unless the ho . lders of Series D Super Voting Preferred Stock elect otherwise. ' 3. CONVERSION No conversion of the Series D Super Voting Preferred Stock is permitted. 4. RANK All shares of the Series D Super Voting Preferred Stock shall rank (i) senior to the Corporation's (A) Common Stock, par value $0.00000001 per share ( "Common Stock"), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series D Super Voting Preferred - Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series D Preferred Stock, in each case as to distribution of assets upon liquidation , dissolution or winding up of the Corporation, whether voluntary or involuntary. 5. VOTING RIGHTS A. If at least one share of Series D Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series D Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Series A, Series B and Series C Preferred stocks which are issued and outstanding at the time of voting. B. Each individual share of Series D Super Voting Preferred Stock shall have the voting rights equal to: [twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of Series A, Series B and Series C Preferred stock issued and outstanding at the time of voting}] Divided by: [ the number of shares of Series D Super Voting Preferred Stock issued and outstanding at the time of voting] With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series D Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or By - laws. 6. PROTECTION PROVISIONS So long as any shares of Series D Super Voting Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series D Super Voting Preferred Stock, alter or change the rights, preferences or privileges of the Series D Super Voting Preferred so as to affect adversely the holders of Series D Super Voting Preferred Stock. 7. MISCELLANEOUS A. Status of Redeemed Stock. In case any shares of Series D Super Voting Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series D Preferred Stock. 2

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (I) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the' case ofloss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates. C. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series D Super Voting Preferred Stock granted hereunder may be waived as to all shares of Series D Super Voting Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series D Super Voting Preferred Stock. D. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner its set forth in this Section. Ifto the Corporation: Purio, Inc. 1320 Central Park Blvd. Suite 200 Fredericksburg, VA 22401 Ifto the holders of the Series D Super Voting Preferred Stock, to the address listed in the Corporation's books and records. The foregoing Amendment was adopted by the Board of Directors of the Company pursuant to statute W . S . 17 - 16 - 1002 on November 30 , 2017 . Therefore, the number of votes cast for the Amendment to the Company's Articles of Incorporation was sufficient for approval . IN WITNESS HEREOF, the undersigned has executed this Certificate of Designation as of the date first above written. 3 /s/ Rhonda Keaveney Rhonda Keaveney Small Cap Compliance, LLC Custodian

Ed Murray , Wyoming Secretary of State 2020 Carey Avenue, Suite 700 Cheyenne, WY 82002 - 0020 Ph . 307 . 777.7311 Fax 307.777.5339 Email: Business@wyo.gov _ ,, , • . , Ed Murray, WY Secretary of State FILED: 12/1412017 09;17 AM Original 10: 2017 - 000778762 Amendment ID: 2017 - '!_ �� ! � - ----- - - · L · - . .;;;.;;, =.. - · - - - - - - - - - ·· - - - - - - - -- -- -- - - - -- ---- -- - - - ----- - I Profit Corporation Articles of Amendment 1. Corporation name: !Purio, Inc. Filing ID: 2017 - 000778762 2. Article number(s) .l.v . .l is amended as follows: Amended and restated articles of incorporation attach as exhibit. Following Changes are also attached: Amended and restated certificate of designations, preferences and rights of Series A Preferred Stock. Amended and restated certificate of designations, preferences and rights of Series B Preferred Stock. Amended and restated certificate of designations, preferences and rights of Series C Preferred Stock. Amended and restated certificate of designations, preferences and rights of Series D Super Voting Preferred Stock. 3 . If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . 4. The amendment was adopted on 1 . 1 .._. 2 _ 1 0_8_/2_0_1_ 7 . (Date - mmlddlyyyy) P - Amendment - Revised October 2015

5. Approval of the amendment: (Please check onlv one appropriate field to indicate the party approving the amendment.) P - Amendment - Revised October 2015 D Shares were not issued and the board of <l,irectors or incorporators have adopted the amendment. OR Ƒ [lJ Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17 - 16 - 1005. OR Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17 - 16 - 1003. / t/,,e_ --- - Signature: ض f £ � (May be executed by Chairman of Board, President or another of its officers.) Date: 112/08/2017 (mmldd/yyyy) Print Name: jspencer Payne Title: !President I Contact Person: jspencer Payne I Daytim e Phone Number: 1540 - 736 - 3069 Email: IR@bitfrontiercapitalinvestments.com (Email provided will receive annual report reminders and filing evidence.) * May list multiple email addresses Checklist Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State. Please submit one originally signed document. Typical processing time is 3 - 5 business days following the date ofreceipt in our office. Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

PURIO,INC. Unanimous Written Consent Of Board of Directors In Lieu of Special Meeting The undersigned, being the President of Purio, Inc, a Wyoming Corporation (the "Corporation"), hereby waives the calling or holding of a meeting of the board of directors of the Corporation (the "Board"), consents in writing as of this 8 th day of December 2017 to the following actions and directs that this unanimous written consent be filed by the Corporation's Secretary with the minutes of proceedings of the Board. WHEREAS, the Company's Board of Directors has elected to file with the Secretary of Wyoming, an Amended and Restated Articles of Incorporation, an Amended Certificate of Designation for Series A Preferred Stock, an Amended Certificate of Designation for Series B Preferred Stock., an Amended Certificate of Designation for Series C Preferred Stock., and an Amended Certificate of Designation for Series D Super Voting Preferred Stock. Now therefore, WHEREAS IT IS HEREBY RESOLVED, the Corporation shall adopt and accept the Amended and Restated Articles of Incorporation, the Amended Certificate of Designation for Series A Preferred Stock, the Amended Certificate of Designation for Series B Preferred Stock., the Amended Certificate of Designation for Series C Preferred Stock., and the Amended Certificate of Designation for Series D Super Voting Preferred Stock., effective as of this December 8, 2017. FURTHER RESOLVED, the Corporation shall adopt and accept the Amended and Restated Bylaws for the Corporation. IN WITNESS WHEREOF, the undersigned being the President of Purio, Inc., has executed this Consent as of the day and year first written above. Isl Spencer Payne Spencer Payne President and Director Purio, Inc. 1

AMEN'DED AND RESTATED ARTICLES OF INCORPORATION OF PURIO,INC. These Amended and Restated Articles of Incorporation were duly adopted Pursuant to Sections 17 - 16 - 1001 through 17 - 16 - 1007 of the Wyoming Business Corporations Act. The Articles oflncorporation of this Corporation are amended and restated to read in full as follows: ARTICLE I NAME OF CORPORATION The name of the Corporation is Purio, Inc. ARTICLE II REGISTERED OFFICE AND REGISTERED AGENT The principal address and mailing address of the Corporation is 1320 Central Park Blvd . Suite 200 Fredericksburg, VA 22401 . The Corporation's registered agent is Registered Agents Inc . , with an address at 30 N . Gould St . Suite R Sheridan, WY 82801 . ARTICLE III DURATION The Corporation shall have perpetual existence . ARTICLE IV PURPOSE AND POWERS The purpose of the Corporation is to engage in any activity within the purposes for which Corporations may be incorporated and organized under Wyoming Statue, and to do all other things incidental thereto which are not forbidden by law or by these Articles oflncorporation ARTICLE V CAPITAL STOCK A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which the Corporation is authorized to issue is 50,000,000,051 (fifty billion fifty - one) shares. 49,880,000,000 shares shall be Common Stock, par value of$0.00000001 (the "Common Stock"). 120,000,051 shares shall be Preferred Stock, par value of$0.00000001 (the "Preferred Stock" or "Blank Check Preferred Stock"). The following two classes shall be divided in the following series of stock: Common Stock Class, par value $0.00000001 per share - 49,880,000,000 shares authorized Preferred Stock Class, Series A, par value $0.00000001 per share - 10,000,000 shares authorized Preferred Stock Class, Series B, par value $0.00000001 per share - 90,000,000 shares authorized Preferred Stock Class, Series C, par value $0.00000001 per share - 20,000,000 shares authorized Preferred Stock Class, Series D Super Voting, par value $0.00000001 per share - 51 shares authorized B. ISSUANCE OF PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (the "Board") is hereby expressly authorized to provide for the issue of all or any of the shares of the Blank Check Preferred Stock in one or more series, and to fix the number of shares and to detennine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the 1 resolution or resolutions adopted by the Board providing· for the issuance of such shares and as may be permitted by the Wyoming Statutes. The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK. I. Dividend Rights. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, such_dividends as may be declared from time to time by the Board. 2. Voting Rights. Each holder of the Common Stock shall be entitled to one vote for each share of Common Stock standing in his, her or its name on the books of the Corporation. 3. Stock Rights and Options. The Corporation shall have the power to create and issue rights, warrants or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such time and prices as the Board of Directors or a committee thereof may approve, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights, warrants or options. In the absence of fraud, the judgment of the board of directors or a committee thereof as to the adequacy of consideration for the issuance of such rights, warrants or options and the sufficiency thereof shall be conclusive. ARTICLE VI PLACE OF MEETINGS; CORPORA TE BOOKS Subject to the laws of the State of Wyoming, the stockholders and the directors shall have power to hold their meetings and to maintain the books of the Corporation outside the state of Wyoming, at such place or places as may from time to time be designated in the Corporation's Bylaws or by appropriate resolution. ARTICLE VII LIMITED LIABILITY OF OFFICERS AND DIRECTORS To the fullest extent permitted by applicable law, the officers and directors of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, this limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or unlawful distributions. ARTICLE VID BYLAWS The Board of Directors is expressly granted the exclusive power to make, amend, alter, or repeal the Bylaws of the Corporation. ARTICLE IX DIRECTORS The governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the Bylaws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1). The Board ofDirectors shall be one (1) in number and the name and post office address of the Director is: Spencer Bryan Payne 1320 Central Park Blvd. Suite 200 Fredericksburg, VA 22401 2

ARTICLE X AMENDMENT OF ARTICLES The provisions of these Articles oflncorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the state of Wyoming, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation. The foregoing Amendment was adopted by the Board of Directors of the Company and written consent of shareholders in lieu of meeting on December 8, 2017 with a majority vote pursuant to statute W.S. 17 - 16 - 1003. Therefore, the number of votes cast for the Amendment to the Company's Articles oflncorporation was sufficient for approval. 3 IN WITNESS HEREOF, the undersigned has executed this Certificate of Designation as of the date first above written. /s/ Spencer Payne Spencer Payne President

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF
SERIES A PREFERRED STOCK,
$0.00000001 PAR VALUE PER SHARE

Purio, Inc., a Corporation incorporated under the laws of the State of Wyoming (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board") on December 8, 2017, in accordance with the provisions of its Articles of Incorporation (as may be amended and restated through the date hereof, the "Certificate of Incorporation") and Bylaws. The authorized series of the Corporation's previously-authorized Preferred Stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

> **RESOLVED,** that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and Bylaws of the Corporation, each as amended or amended and restated through the date hereof, the Board hereby authorizes a series of the Corporation's previously authorized Preferred Stock (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

Accordingly, "Article V" of the Articles of Incorporation of the Company is hereby amended to include the following:

SERIES A PREFERRED STOCK

1. DESIGNATION AND AMOUNT; DIVIDENDS

A. Designation. The designation of said series of Preferred Stock shall be Series A Preferred Stock, $0.00000001 par value per share (the "Series A Preferred Stock").

B. Number of Shares. The number of shares of Series A Preferred Stock authorized shall be ten million (10,000,000) shares. Each share of Series A Preferred Stock shall have a stated value equal to $0.00000001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series A Stated Value").

C. Dividends. Initially, there will be no dividends due or payable on the Series A Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

2. LIQUIDATION AND REDEMPTION RIGHTS

A. Mandatory Conversion. Upon the filing of this amended and restated certificate of designations, preferences and rights of Series A Preferred Stock with the state of Wyoming, all issued and outstanding Series A Preferred Stock will automatically convert into shares of Common Stock at the conversion rate found in section three (3) of this designation.

B. Conversion Procedure. The Company shall use its reasonable best efforts to issue or cause its transfer agent to issue the Common Stock issuable upon a Mandatory Conversion within three (3) business days after the Mandatory Conversion. The Company shall bear the cost associated with the issuance of the Common Stock issuable upon the Mandatory Conversion. The Common Stock and other securities issuable upon the Mandatory Conversion shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under

1

Received DEC 11 2017 Secretary of State Wyoming

the Securities Act, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Company. The Common Stock issuable upon the Mandatory Conversion shall be issued in the same name as the person who is the holder of the Series A Preferred Stock unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so recorded and other securities issuable upon the Mandatory Conversion shall be treated as a common stockholder of the Company at the close of business on the date of the Mandatory Conversion. The certificates representing the Series A Preferred Stock shall be cancelled on the date of the Mandatory Conversion, and the shares issuable upon conversion into Common Stock shall be issued by the Company's transfer agent in Book Entry Restricted, or if such Preferred Stock was previously in control fonn, the Common Stock shall be issued in Book Entry Restricted Control fonn until such time the holder elects otherwise. 3. CONVERSION Each one (1) share of the Series A Preferred Stock shall have conversion rights equal to one (1) share of common stock. 4. RANK All shares of the Series A Preferred Stock shall rank (i) senior to the Corporation's (A) Common Stock, par value $0.00000001 per share ( "Common Stock"), except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its tenns, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. Series A Preferred Stock shall rank junior to the Company's Series D Super Voting Preferred Stock. 5. VOTING RIGHTS Each one (I) share of the Series A Preferred Stock shall have voting rights equal to one (1) share of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series A Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate oflncorporation or Bylaws. 6. PROTECTION PROVISIONS The Board of Directors of the Company together with written consent of shareholders in lieu of meeting with a majority vote pursuant to statute W.S. 17 - 16 - 1003, may alter or change the rights, preferences or privileges of the Series A Preferred Stock for the best interest of the Company and shareholders. 7. MISCELLANEOUS A. Status of Redeemed Stock. In case any shares of Series A Preferred Stock shall be redeemed or otherwise repurchased, converted or reacquired, the shares so redeemed, repurchased, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock, and shall no longer be designated as Series A Preferred Stock. B. Lost or Stolen Certificates. Upon receipt by the Corporation of(l) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates. 2

Ifto the Corporation: Purio, Inc. 1320 Central Park Blvd. Suite 200 Fredericksburg, VA 2240 I Ifto the holders of the Series A Preferred Stock, to the address listed in the Corporation's books and records. The foregoing Amendment was adopted by the Board of Directors of the Company and written consent of shareholders in lieu of meeting on December 8, 2017 with a majority vote pursuant to statute W.S. 17 - 16 - 1003. Therefore, the number of votes cast for the Amendment to the Company's Articles of Incorporation was sufficient for approval. IN WITNESS HEREOF, the undersigned has executed this Certificate of Designation as of the date first above written. 3 /s/ Spencer Payne Spencer Payne President

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES B PREFERRED STOCK, $0.00000001 PAR VALUE PER SHARE

Purio, Inc., a Corporation incorporated under the laws of the State of Wyoming (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board") on December 8, 2017, in accordance with the provisions of its Articles of Incorporation (as may be amended and restated through the date hereof, the "Certificate of Incorporation") and Bylaws. The authorized series of the Corporation's previously-authorized Preferred Stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

> **RESOLVED,** that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and Bylaws of the Corporation, each as amended or amended and restated through the date hereof, the Board hereby authorizes a series of the Corporation's previously authorized preferred stock (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

Accordingly, "Article V" of the Articles of Incorporation of the Company is hereby amended to include the following:

SERIES B PREFERRED STOCK

1. DESIGNATION AND AMOUNT; DIVIDENDS

A. Designation. The designation of said series of Preferred Stock shall be Series B Preferred Stock, $0.00000001 par value per share (the "Series B Preferred Stock").

B. Number of Shares. The number of shares of Series B Preferred Stock authorized shall be ninety million (90,000,000) shares. Each share of Series B Preferred Stock shall have a stated value equal to $0.00000001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series B Stated Value").

C. Dividends. Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

2. LIQUIDATION AND REDEMPTION RIGHTS

A. Mandatory Conversion. Upon the filing of this amended and restated certificate of designations, preferences and rights of Series B Preferred Stock with the state of Wyoming, all issued and outstanding Series B Preferred Stock will automatically convert into shares of Common Stock at the conversion rate found in section three (3) of this designation.

B. Conversion Procedure. The Company shall use its reasonable best efforts to issue or cause its transfer agent to issue the Common Stock issuable upon a Mandatory Conversion within three (3) business days after the Mandatory Conversion. The Company shall bear the cost associated with the issuance of the Common Stock issuable upon the Mandatory Conversion. The Common Stock and other securities issuable upon the Mandatory Conversion shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under

Received DEC 11 2017 Secretary of State Wyoming

1

the Securities Act, and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Company. The Common Stock issuable upon the Mandatory Conversion shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so recorded and other securities issuable upon the Mandatory Conversion shall be treated as a common stockholder of the Company at the close of business on the date of the Mandatory Conversion. The certificates representing the Series B Preferred Stock shall be cancelled on the date of the Mandatory Conversion, and the shares issuable upon conversion into Common Stock shall be issued by the Company's transfer agent in Book Entry Restricted, or if such Preferred Stock was previously in control form, the Common Stock shall be issued in Book Entry Restricted Control form until such time the holder elects otherwise. 3. CONVERSION Each one (1) share of the Series B Preferred Stock shall have conversion rights equal to one (1) share of Common Stock. 4. RANK All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation's (A) Common Stock, par value $0.00000001 per share ( "Common Stock"), except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. Series B Preferred Stock shall rank junior to the Company's Series D Super Voting Preferred Stock. S. VOTING RIGHTS Each one (I) share of the Series B Preferred Stock shall have voting rights equal to one (I) share of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series B Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate oflncorporation or Bylaws. 6. PROTECTION PROVISIONS The Board of Directors of the Company together with written consent of shareholders in lieu of meeting with a majority vote pursuant to statute W.S. 17 - 16 - 1003, may alter or change the rights, preferences or privileges of the Series B Preferred Stock for the best interest of the Company and shareholders. 7. MISCELLANEOUS A. Status of Redeemed Stock. In case any shares of Series B Preferred Stock shall be redeemed or otherwise repurchased, converted or reacquired, the shares so redeemed, repurchased, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock, and shall no longer be designated as Series B Preferred Stock. B. Lost or Stolen Certificates. Upon receipt by the Corporation of(l) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case ofloss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates. 2

If to the Corporation: Purio, Inc. 1320 Central Park Blvd. Suite 200 Fredericksburg, VA 22401 Ifto the holders of the Series B Preferred Stock, to the address listed in the Corporation's books and records. The foregoing Amendment was adopted by the Board ofDirectors of the Company and written consent of shareholders in lieu of meeting on December 8, 2017 with a majority vote pursuant to statute W.S. 17 - 16 - 1003. Therefore, the number of votes cast for the Amendment to the Company's Articles oflncorporation was sufficient for approval. IN WITNESS HEREOF, the undersigned has executed this Certificate ofDesignation as of the date first above written. 3 /s/ Spencer Payne Spencer Payne President

AMENDED MID RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C PREFERRED STOCK, $0.00000001 PAR VALUE PER SHARE Purio, Inc., a Corporation incorporated under the laws of the State of Wyoming (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board") on December 8, 20I 7, in accordance with the provisions of its Articles of Incorporation (as may be amended and restated through the date hereof, the "Certificate oflncorporation") and Bylaws. The authorized series of the Corporation's previously - authorized Preferred Stock shall have the following preferences, privileges, powers and restrictions thereof, as follows: RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and Bylaws of the Corporation, each as amended or amended and restated through the date hereof, the Board hereby authorizes a series of the Corporation's previously authorized Preferred Stock (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows: Accordingly, "Article V" of the Articles oflncorporation of the Company is hereby amended to include the following: SERIES C PREFERRED STOCK I. DESIGNATION AND AMOUNT; DIVIDENDS A. Designation. The designation of said series of Preferred Stock shall be Series C Preferred Stock, $0.0000000 l par value per share (the "Series C Preferred Stock"). B. Number of Shares. The number of shares of Series C Preferred Stock authorized shall be twenty million (20,000,000) shares. Each share of Series C Preferred Stock shall have a stated value equal to $0.00000001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series C Stated Value"). C. Dividends. Initially, there will be no dividends due or payable on the Series C Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate oflncorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed. 2. LIOUIDATION AND REDEMPTION RIGHTS A. Mandatory Conversion. Upon the filing of this amended and restated certificate of designations, preferences and rights of Series C Preferred Stock with the state of Wyoming, all issued and outstanding Series A Preferred Stock will automatically convert into shares of Common Stock at the conversion rate found in section three (3) of this designation. B. Conversion Procedure. The Company shall use its reasonable best efforts to issue or cause its transfer agent to issue the Common Stock issuable upon a Mandatory Conversion within three (3) business days after the Mandatory Conversion. The Company shall bear the cost associated with the issuance of the Co · 't t - ; Stock issuable upon the Mandatory Conversion . The Common Stock and other securities iss � tW : , 2 Mandatory Conversion shall be issued with a restrictive legend indicating that it was issue � • ansaction � r, . which is exempt from registration under - 0 _ � d',51 . � - • j Cl) • - (/)..._ I • \ ' · · · " , ' _ ..._ C 0) 1 i , , , :f,c "ij; ,_ 0 · - t i - \ I Co u - c €5 f" " CD � � � / � '$/ le � , \ \ ; ; . · ;, • . '· e r: c;; c5 /';; . . .. / ,.;; • >,"l - , , rJ J � . / - '• ;_;, e � - - · - - .t ·. - ,, ,l> "' l ;,i,.,; •

the Securities Act, and that it cannot be transferred unles,s it is so registered, or an exemption from registration is available, in the opinion of counsel to the Company. The Common Stock issuable upon the Mandatory Conversion shall be issued in the same name as the person who is the holder of the Series C Preferred Stock unless, in the opinion of counsel to the Company, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificates of Common Stock are so recorded and other securities issuable upon the Mandatory Conversion shall be treated as a common stockholder of the Company at the close of business on the date of the Mandatory Conversion. The certificates representing the Series C Preferred Stock shall be cancelled on the date of the Mandatory Conversion, and the shares issuable upon conversion into Common Stock shall be issued by the Company's transfer agent in Book Entry Restricted, or if such Preferred Stock was previously in control form, the Common Stock shall be issued in Book Entry Restricted Control form until such time the holder elects otherwise. 3. CONVERSION Each one ( l) share of the Series C Preferred Stock shall have conversion rights equal to one (1) share of common stock. 4. RANK All shares of the Series C Preferred Stock shall rank (i) senior to the Corporation's (A) Common Stock, par value $0.00000001 per share ( "Common Stock"), except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series C Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series C Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. Series C Preferred Stock shall rank junior to the Company's Series D Super Voting Preferred Stock. 5. VOTING RIGHTS Each one (1) share of the Series C Preferred Stock shall have voting rights equal to one (1) share of Common Stock. With respect to all matters upon which stockholders are entitled to vote orto which stockholders are entitled to give consent, the holders of the outstanding shares of Series C Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate ofincorporation or Bylaws . 6. PROTECTION PROVISIONS The Board of Directors of the Company together with written consent of shareholders in lieu of meeting with a majority vote pursuant to statute W . S. 17 - 16 - 1003, may alter or change the rights, preferences or privileges of the Series C Preferred Stock for the best interest of the Company and shareholders. 7. MISCELLANEOUS A. Status ofRedeemed Stock. In case any shares of Series C Preferred Stock shall be redeemed or otherwise repurchased, converted or reacquired, the shares so redeemed, repurchased, converted , or reacquired shall resume the status of authorized but unissued shares of Preferred Stock, and shall no longer be designated as Series C Preferred Stock. B. Lost or Stolen Certificates. Upon receipt by the Corporation of(l) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case ofloss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation , or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates. 2 lfto the Corporation: Purio, Inc. 1320 Central Park Blvd. Suite 200 Fredericksburg, VA 2240 l Ifto the holders of the Series C Preferred Stock, to the address listed in the Corporation's books and records. The foregoing Amendment was adopted by the Board of Directors of the Company and written consent of shareholders in lieu of meeting on December 8, 2017 with a majority vote pursuant to statute W.S. 17 - 16 - 1003. Therefore, the number of votes cast for the Amendment to the Company's Articles oflncorporation was sufficient for approval. IN Wl1NESS HEREOF, the undersigned has executed this Certificate of Designation as of the date first above written. Isl Spencer Payne Spencer Payne President

AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES D SUPER VOTING PREFERRED STOCK, $0.00000001 PAR VALUE PER SHARE

Purio, Inc., a Corporation incorporated under the laws of the State of Wyoming (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board") on December 8, 2017, in accordance with the provisions of its Articles of Incorporation (as may be amended and restated through the date hereof, the "Certificate of Incorporation") and Bylaws. The authorized series of the Corporation's previously-authorized Preferred Stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

> **RESOLVED,** that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and Bylaws of the Corporation, each as amended or amended and restated through the date hereof, the Board hereby authorizes a series of the Corporation's previously authorized Preferred Stock (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

Accordingly, "Article V" of the Articles of Incorporation of the Company is hereby amended to include the following:

SERIES D SUPER VOTING PREFERRED STOCK

1. DESIGNATION AND AMOUNT; DIVIDENDS

A. Designation. The designation of said series of Preferred Stock shall be Series D Super Voting Preferred Stock, $0.00000001 par value per share (the "Series D Super Voting Preferred Stock").

B. Number of Shares. The number of shares of Series D Super Voting Preferred Stock authorized shall be fifty-one (51) shares. Each share of Series D Super Voting Preferred Stock shall have a stated value equal to $0.00000001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Series D Stated Value").

C. Dividends. Initially, there will be no dividends due or payable on the Series D Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation's Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

2. LIQUIDATION AND REDEMPTION RIGHTS

Upon the occurrence of a Liquidation Event (as defined below), the holders of Series D Super Voting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series D Super Voting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, "Liquidation Event" means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series D Super Voting Preferred Stock receive securities of the surviving Corporation having substantially similar rights as the Series D Super Voting Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Corporation immediately thereafter (the "Permitted Merger"), unless the holders of the shares of Series D Super Voting Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any

Received
DEC 11 2017
Secretary of State
Wyoming

1

material part of, the Corporation's assets, unless'the holders of Series D Super Voting Preferred Stock elect otherwise. 3. CONVERSION No conversion of the Series D Super Voting Preferred Stock is permitted. 4. RANK All shares of the Series D Super Voting Preferred Stock shall rank (i) senior to the Corporation's (A) Common Stock, par value $0.00000001 per share ( "Common Stock" ), senior to the Corporation's currently outstanding classes of Preferred Stock designated Series A Preferred, Series B Preferred and Series C Preferred and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series D Super Voting Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series D Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. 5. VOTING RIGHTS Each one (1) share of the Series D Super Voting Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock and Preferred Stock eligible to vote at the time of the respective vote (the "Numerator"), divided by (y) 0.49, minus (z) the Numerator. For the avoidance of doubt, if the total issued and outstanding Common Stock and Preferred Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series D Super Voting Preferred Stock shall be equal to I 02,036 ((0.019607 X 5,000,000) / 0.49) - (0.019607 X 5,000,000) = 102,036. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series D Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or Bylaws. 6. PROTECTION PROVISIONS So long as any shares of Series D Super Voting Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series D Super Voting Preferred Stock, alter or change the rights, preferences or privileges of the Series D Super Voting Preferred so as to affect adversely the holders of Series D Super Voting Preferred Stock. 7. MISCELLANEOUS A. Status of Redeemed Stock. In case any shares of Series D Super Voting Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series D Preferred Stock. B. Lost or Stolen Certificates. Upon receipt by the Corporation of(l) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates. C. Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series D Super Voting Preferred Stock granted hereunder 2 may be waived as to all shares of Series D Super Voting Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series D Super Voting Preferred Stock. D. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner its set forth in this Section. If to the Corporation: Purio, Inc. 1320 Central Park Blvd. Suite 200 Fredericksburg, VA 22401 Ifto the holders of the Series D Super Voting Preferred Stock, to the address listed in the Corporation's books and records. The foregoing amendment was adopted by the Board of Directors of the Company and written consent of shareholders in lieu of meeting on December 8, 2017 with a majority vote pursuant to statute W.S. 17 - 16 - 1003. Therefore, the number of votes cast for the Amendment to the Company's Articles of Incorporation was sufficient for approval. IN WITNESS HEREOF, the undersigned has executed this Certificate ofDesignation as of the date first above written. 3 Isl Spencer Payne Spencer Payne President